EQ ADVISORS TRUST
Rule 10f-3 TRANSACTIONS SUMMARY
(SECURITIES PURCHASED IN AN OFFERING IN WHICH AN AFFILIATED UNDERWRITER PARTICIPATES)
For the period January 01, 2011 - June 30, 2011

  Underwriter    Commission
  from Whom Principal Amount of Aggregate Amount Purchase  Spread or
Fund Name Purchase Date Purchased Purchase by Advisor of Offering Price Profit Security Affiliated Underwriter

EQ/Franklin Core Balanced Portfolio (BlackRock) 01/27/11 Morgan Stanley & Co. Inc. $40,000,000  $1,000,000,000 $99.947  0.65% Marathon Petroleum Corporation PNC Capital Markets LLC

EQ/Global Bond PLUS Portfolio (BlackRock) 01/27/11 Morgan Stanley & Co. Inc. $40,000,000  $1,000,000,000 $99.947  0.65% Marathon Petroleum Corporation PNC Capital Markets LLC

EQ/JPMorgan Value Opportunities Portfolio 01/20/11 Deutsche Bank Securities $32,694,200  $1,700,000,008 $14.00 $0.42/share Fifth Third Bancorp J.P. Morgan Securities, Inc.

EQ/Franklin Core Balanced Portfolio (BlackRock) 02/14/11 Deutsche Bank Securities Inc. $9,750,000  $300,000,000 $99.805  0.60% National Rural Utilities Cooperative PNC Capital Markets LLC

EQ/BlackRock Basic Value Equity Portfolio 03/03/11 Goldman Sachs & Co. $140,562,500  $6,349,520,044 $43.25 $0.21625/share Metlife Inc. PNC Capital Markets LLC

EQ/BlackRock Basic Value Equity Portfolio 03/09/11 J.P. Morgan Securities LLC $11,202,000  $3,786,000,000 $30.00 $1.0875/share HCA Holdings Inc Sanford C. Bernstein & Co. LLC

EQ/Franklin Core Balanced Portfolio (BlackRock) 03/02/11 Morgan Stanley & Co Inc. $17,500,000  $300,000,000 $99.497 0.650% Cigna Corporation PNC Capital Markets LLC

EQ/Global Bond PLUS Portfolio (BlackRock) 03/02/11 Morgan Stanley & Co Inc. $17,500,000  $300,000,000 $99.497 0.650% Cigna Corporation PNC Capital Markets LLC

EQ/JPMorgan Value Opportunities Portfolio 03/03/11 Goldman Sachs & Co. $209,007,300  $6,349,520,044 $43.25 $0.21625/share Metlife Inc. J.P. Morgan Securities Inc.

EQ/JPMorgan Value Opportunities Portfolio 03/09/11 Morgan Stanley & Company $5,981,203  $200,000,014 $15.25  $0.69/share TCF Financial Corporation J.P. Morgan Securities Inc.

EQ/Lord Abbett Growth and Income Portfolio 03/09/11 J.P. Morgan Securities LLC $3,246,900  $3,786,000,000 $30.00 $1.0875/share HCA Holdings Inc Sanford C. Bernstein & Co. LLC

EQ/Lord Abbett Large Cap Core Portfolio 03/09/11 J.P. Morgan Securities LLC $3,246,900  $3,786,000,000 $30.00 $1.0875/share HCA Holdings Inc Sanford C. Bernstein & Co. LLC

EQ/Mutual Large Cap Equity Portfolio (Franklin) 03/09/11 J.P. Morgan Securities LLC $90,000,000  $3,786,000,000 $30.00 $1.0875/share HCA Holdings Inc Sanford C. Bernstein & Co. LLC

EQ/T. Rowe Price Growth Stock Portfolio 03/09/11 J.P. Morgan Securities LLC $2,172,000  $3,786,000,000 $30.00 $1.0875/share HCA Holdings Inc Sanford C. Bernstein & Co. LLC

EQ/UBS Growth and Income Portfolio 03/09/11 J.P. Morgan Securities LLC $15,000,000  $3,786,000,000 $30.00 $1.0875/share HCA Holdings Inc Sanford C. Bernstein & Co. LLC

EQ/Franklin Core Balanced BIG C Portfolio (BlackRock) 04/27/11 Credit Suisse Securities (USA) LLC $33,000,000  $1,500,000,000 $99.597  0.60% Express Scripts Inc. PNC Capital Markets LLC

EQ/Global Bond PLUS Portfolio (BlackRock) 04/27/11 Credit Suisse Securities (USA) LLC $33,000,000  $1,500,000,000 $99.597  0.60% Express Scripts Inc. PNC Capital Markets LLC

EQ/Wells Fargo Omega Growth Portfolio 04/27/11 Goldman Sachs & Co. $24,395,000  $216,513,431.40 $34.85 4.85% LPL Investment Holdings Inc. Sanford C. Bernstein & Co. LLC

EQ/JPMorgan Value Opportunities Portfolio 05/26/11 Deutsche Bank Securities Inc. $92,655,000  $783,000,000.00 $18.00 $0.81/share Freescale Semiconductor Holdings I Ltd. J.P. Morgan Securities, Inc.

EQ/Global Multi-Sector Equity Portfolio (Morgan Stanley) 05/24/11 Deutsche Bank Securities Inc. $55,000,000  $1,304,352,200 $25.00  5.00% Yandex NV Morgan Stanley

EQ/Morgan Stanley Mid Cap Growth Portfolio 05/04/11 Deutsche Bank Securities Inc. $14,000,000  $743,400,000 $14.00 6.00% Renren Inc. Morgan Stanley

EQ/Morgan Stanley Mid Cap Growth Portfolio 05/18/11 J.P. Morgan  $22,500,000  $352,800,000 $45.00  7.00% LinkedIn Corporation Morgan Stanley

EQ/Morgan Stanley Mid Cap Growth Portfolio 05/24/11 Deutsche Bank Securities Inc. $55,000,000  $1,304,352,200 $25.00  5.00% Yandex NV Morgan Stanley

EQ/Franklin Core Balanced BIG C Portfolio (BlackRock) 06/06/11 J.P. Morgan Securities LLC $8,000,000  $400,000,000 $99.661  0.65% Fiserv Inc. PNC Capital Markets LLC

EQ/Global Bond PLUS Portfolio (BlackRock) 06/06/11 J.P. Morgan Securities LLC $8,000,000  $400,000,000 $99.661  0.65% Fiserv Inc. PNC Capital Markets LLC

EQ/Global Multi-Sector Equity Portfolio (Morgan Stanley) 06/10/11 The Royal Bank of Scotland $80,100,534  $1,250,382,672 $14.50  1.75% Samsonite International SA Morgan Stanley Asia Ltd. and Morgan Stanley & Co. International PLC

EQ/Wells Fargo Omega Growth Portfolio 06/14/11 Morgan Stanley & Co Inc. $4,800,000  $234,944,000.00 $16.00 7.00% Pandora Media Inc. Wells Fargo Securities LLC